EXHIBIT 4. 1

EXECUTION COPY

SECOND POOLED ASSIGNMENT AND AMENDMENT

                        POOLED ASSIGNMENT AND AMENDMENT (this "Amendment"), dated as of May 10, 2006, among OVERSEAS SHIPHOLDING GROUP, INC., a Delaware corporation ("OSG"), OSG BULK SHIPS, INC., a New York corporation ("OSG Bulk") and OSG INTERNATIONAL, INC., a Marshall Islands corporation ("OSG International" and together with OSG and OSG Bulk, collectively, the "Borrowers" and each a "Borrower"), the Lenders party to the Credit Agreement referred to below immediately prior to giving effect to this Amendment (the "Existing Lenders"), DnB NOR BANK ASA, NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent"), and each of the lenders listed on Schedule A hereto (the "New Lenders"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

                         WHEREAS, the parties hereto wish to effect the assignments and amend the Credit Agreement, dated as of February 9, 2006, among OSG, OSG Bulk, OSG International, the lenders party thereto from time to time, and the Administrative Agent (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement") as herein provided;

                         NOW, THEREFORE, it is agreed:

Assignment and Assumption:

                   1.           Each of the Existing Lenders severally and not jointly hereby sells and assigns to each of the New Lenders without recourse and without representation or warranty (other than as expressly provided herein), and each New Lender hereby purchases and assumes from each of the Existing Lenders, that interest in and to each of such Existing Lender's rights and obligations in respect of the Loans and Commitments under the Credit Agreement as amended, modified or supplemented hereby which in the aggregate represents such New Lender's pro rata share (for each such New Lender, its "Pro Rata Share") in such Loans and Commitments as set forth on such Schedule A. Such sale and assignment shall become effective on the Amendment Effective Date (as defined below) and on the Amendment Effective Date, each New Lender shall (x) be assigned a Commitment in an amount equal to such New Lender's Pro Rata Share of the Total Commitment as in effect on the Amendment Effective Date and (y) purchase an interest in the Loans and a participation in each Letter of Credit outstanding on such date in an amount equal to such New Lender's Pro Rata Share of the aggregate principal amount of the Loans outstanding on such date. After giving effect to such sale and assignment, the Commitment of each Lender, the aggregate principal amount of Loans Outstanding of such Lender, each Lender's Percentage and each such Lender's Pro Rata Share shall be as set forth on Schedule B hereto.

                       2.        In accordance with the requirements of Section 13.04(b) of the Credit Agreement, on the Amendment Effective Date (as defined below), (i) the Credit Agreement shall be amended by deleting Schedule I thereto in its entirety and by inserting in lieu thereof the new Schedule I attached hereto reflecting the Commitments of the Lenders after giving effect to the sale and assignment under Section 1 occurring on such date and (ii) each Borrower agrees that it will issue an appropriate Note in exchange for such Lender's existing Note to each Lender who so requests such Note in conformity with the requirements of Section 1.05 of the Credit Agreement as amended, modified and/or supplemented hereby.

                       3.        On the Amendment Effective Date, the Credit Agreement shall be amended by deleting Schedule II thereto in its entirety and by inserting in lieu thereof a new Schedule II attached as Schedule II hereto.

                      4.         Each Existing Lender (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement as amended, modified and/or supplemented hereby or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement as amended, modified and/or supplemented hereby or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers or any of their Subsidiaries of any of their respective obligations under the Credit Agreement as amended, modified and/or supplemented hereby or the other Credit Documents or any other instrument or document furnished pursuant thereto.

                     5.         Each New Lender (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, either Bookrunner, any Lead Arranger, any Existing Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement as amended, modified and/or supplemented hereby, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as amended, modified and/or supplemented hereby and the other Credit Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement as amended, modified and/or supplemented hereby are required to be performed by it as a Lender.

                      6.           Each of the Existing Lenders, the New Lenders and the Administrative Agent hereby agree that all amounts accrued with respect to the outstanding Loans and Commitments prior to the delivery by such New Lender of the amount, if any, referred to in clause (ii) of Section 20 of this Amendment shall be for the account of the Existing Lenders, respectively, and that all such amounts accrued on and after the delivery of such amounts, if any, referred to in clause (ii) of such Section 20 shall be for the account of the New Lenders, respectively, based upon each New Lender's relevant Pro Rata Share.

                     7.            In accordance with Section 13.04(b) of the Credit Agreement, on and as of the Amendment Effective Date, each New Lender shall become a "Lender" under, and for all purposes of, the Credit Agreement as amended, modified and/or supplemented hereby and the other Credit Documents and the Administrative Agent shall record the transfers contemplated hereby in the Register.

                     8.           Each of the Existing Lenders, the New Lenders and the Administrative Agent hereby agree that subsequent to the Amendment Effective Date each Lender's Pro Rata Share of the Loans and the Total Commitment as in effect on the Amendment Effective Date is subject to reduction and reallocation in connection with the general syndication of the Credit Agreement at the discretion of the Bookrunners in consultation with the Borrower. Each of the Existing Lenders, the New Lenders and the Administrative Agent hereby agree to execute and deliver any document reasonably requested by the Bookrunners to effect the reallocation referred to in the preceding sentence of this Section 8.

Amendments to Credit Agreement:

                       9.         The cover page to the Credit Agreement is hereby amended by deleting the text "1,500,000,000" appearing on such cover and inserting the text "1,800,000,000" in lieu thereof.

                     10.         The cover page to the Credit Agreement is hereby amended by deleting the text "and NORDEA BANK FINLAND PLC, NEW YORK BRANCH as Lead Arrangers" appearing on such cover and inserting the text "LLOYDS TSB BANK PLC, NORDEA BANK FINLAND PLC, NEW YORK BRANCH and ROYAL BANK OF SCOTLAND as Lead Arrangers" in lieu thereof.

                     11.        The recital to the Credit Agreement is hereby amended by deleting the text "1,500,000,000" appearing in such recital and inserting the text "1,800,000,000" in lieu thereof.

                     12.         Section 1.01(c) of the Credit Agreement is hereby amended by deleting the text "upon one Business Day's" appearing in said section and inserting the text "upon two Business Days' " in lieu thereof.

                     13.         Section 1.03(a) of the Credit Agreement is hereby amended by deleting the text "given in the form of Exhibit A" appearing in said section and inserting the text "given substantially in the form of Exhibit A with such modifications as may be agreed upon by the Administrative Agent" in lieu thereof.

                       14.       The definition of "Dollar Equivalent" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text "Local Time" appearing in said definition and inserting the text "New York time" in lieu thereof.

                       15.      The definition of "Substitute Assets" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text "on" appearing in said definition and inserting the text "or" in lieu thereof.

Miscellaneous:

                       16.      This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                       17.      This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                      18.       THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                      19.       Subject to Section 20 of this Amendment, this Amendment shall become effective on such date (the "Amendment Effective Date") when (i) the Borrower, the Administrative Agent, each Existing Lender and each New Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office, (ii) each New Lender shall have delivered to the Administrative Agent, for the respective accounts of the Existing Lenders, an amount equal to such New Lender's relevant Pro Rata Share of the outstanding Loans on the Amendment Effective Date and (iii) the Administrative Agent shall have delivered to the Borrowers, each Existing Lender and each New Lender written notice of the Amendment Effective Date

                       20.       Notwithstanding Section 19 of this Amendment, if for any reason any New Lender shall not have (i) signed a counterpart hereof and delivered the same to the Administrative Agent at the Notice Office and (ii) delivered to the Administrative Agent an amount equal to such New Lender's relevant Pro Rata Share of the outstanding Loans being assigned to such New Lender, in each case on or prior to May 12, 2006, then, if each Existing Lender agrees, this Amendment shall become effective notwithstanding such failure, provided that (x) Schedule I shall be modified to delete any such New Lender and such New Lender's relevant Pro Rata Share shall be reallocated among the Existing Lenders and/or the New Lenders in such manner as the Existing Lenders and/or the New Lenders (as applicable) shall agree, (y) the signature pages of this Amendment shall be deemed revised to delete such New Lender's name therefrom and (z) Schedule II shall be modified to delete any such New Lender's address.

                      21.      Each Borrower, each Existing Lender, each New Lender and the Administrative Agent thereby agree that (x) this Amendment shall be executed and delivered in lieu of an Assumption and Assignment Agreement required to be delivered pursuant to Section 13.04(b) of the Credit Agreement and (y) the non-refundable assignment fee otherwise required to be paid pursuant to Section 13.04(b) of the Credit Agreement in connection with assignments shall be waived in respect of the assignments contemplated herein.

                      22.       From and after the Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended, modified or supplemented hereby.

                      23.       It is understood and agreed by each party hereto that although The Royal Bank of Scotland plc ("RBS") and Lloyds TSB Bank plc ("Lloyds") are "Existing Lenders" each will not be reducing its existing Commitments as contemplated herein, instead each of RBS and Lloyds will increase its Commitment to the amount set forth on Schedule B hereto, respectively, and therefore each of RBS and Lloyds will be considered New Lenders for the purposes of this Amendment to the extent of such increase.

* * *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

OVERSEAS SHIPHOLDING GROUP, INC., as a Borrower
By: /s/Myles R. Itkin Name: Myles R. Itkin Title: Senior Vice President, Chief Financial Officer and Treasurer

OSG BULK SHIPS, INC., as a Borrower
By: /s/Myles R. Itkin Name: Myles R. Itkin Title: Senior Vice President and Treasurer

OSG INTERNATIONAL, INC., as a Borrower
By: /s/Myles R. Itkin Name: Myles R. Itkin Title: Senior Vice President, Treasurer and Comptroller

DnB NOR BANK ASA, NEW YORK BRANCH, Individually and as Administrative Agent
By: /s/Nikolai A. Nachamkin Name: Nikolai A. Nachamkin Title: Senior Vice President

By: /s/Tor Ivar Hansen Name: Tor Ivar Hansen Title: Assistant Vice President

NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH
By: /s/Martin Lunder Name: Martin Lunder Title: Senior Vice President

By: /s/Anne Engen Name: Anne Engen Title: Vice President

CITIBANK, N.A.
By: /s/Charles R. Delamater Name: Charles R. Delamater Title: Managing Director

HSBC BANK USA NATIONAL ASSOCIATION
By: /s/C.J. Warner Name: C.J. Warner Title: Head of Transport, Services and Infrastructure

LLOYDS TSB BANK PLC
By: /s/David Sumner Name: David Sumner Title: Assistant Director, Ship Finance

BAYERISCHE HYPO- UND VEREINSBANK AG
By: /s/Silvana Nicolini Name: Silvana Nicolini Title:

By: /s/Martin Borchert Name: Martin Borchert Title:

THE ROYAL BANK OF SCOTLAND PLC
By: /s/Matthew Forrest Name: Matthew Forrest Title: Director

HSH NORDBANK AG
By: /s/Rodtke Name: Rodtke Title: Vice President

By: /s/Frauke Hay Name: Frauke Hay Title: Vice President

Swedbank (FöreningsSparbanken AB (publ))
By: /s/Dagobert Billsten Name: Dagobert Billsten Title: Vice President

Deutsche Schiffsbank AG
By: /s/ G. Wiechmann / T. Lauerer Name: G. Wiechmann / T. Lauerer Title: Assistant General Manager

FORTIS CAPITAL CORP.
By: /s/ Trond Rokholt Name: Trond Rokholt Title: Managing Director

By: /s/ Joseph Maxwell Name: Joseph Maxwell Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION
By: /s/Masakazu Hasegawa Name: Masakazu Hasegawa Title: Joint General Manager

ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC
By: /s/A.B. Swann Name: A.B. Swann Title: Director of Specialised and Syndicated Lending

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
By: /s/John Hartigan (5385) Name: John Hartigan Title: Senior Manager

By: /s/Paul Packard (4940) Name: Paul Packard

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
By: /s/Russell Parker Name: Russell Parker Title: Senior Director

CALYON
By: /s/E. Scoffier Name: E. Scoffier Title: Head of London Shipping

By: /s/Hermanns Name: Hermanns Title: Deputy Head of Shipping London

ING BANK N.V., LONDON BRANCH
By: /s/Stephen Fewster Name: Stephen Fewster Title: Managing Director

By: /s/Patrick Young Name: Patrick Young Title: Director

SCHEDULE A
to
Pooled Assignment
and Amendment

New Lenders	Pro Rata Share
FORTIS CAPITAL CORP.	4.444444444%
SUMITOMO MITSUI BANKING CORPORATION	4.444444444%
ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC	3.333333333%
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	2.222222222%
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND	2.222222222%
CALYON	2.222222222%
ING BANK N.V., LONDON BRANCH	2.222222222%

SCHEDULE B
to
Pooled Assignment
and Amendment

RELEVANT OUTSTANDINGS, COMMITMENTS AND PERCENTAGES

Lender	Commitments	Loans Outstanding	Pro Rata Share	Percentage
DnB NOR BANK ASA, NEW YORK BRANCH	$171,250,000	0	9.513888889%	9.513888889%
NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH	$171,250,000	0	9.513888889%	9.513888889%
CITIBANK, N.A.	$150,000,000	0	8.333333333%	8.333333333%
HSBC BANK USA NATIONAL ASSOCIATION	$150,000,000	0	8.333333333%	8.333333333%
LLOYDS TSB BANK PLC	$171,250,000	0	9.513888889%	9.513888889%
THE ROYAL BANK OF SCOTLAND PLC	$171,250,000	0	9.513888889%	9.513888889%
HSH NORDBANK AG	$125,000,000	0	6.944444444%	6.944444444%
Swedbank (FöreningsSparbanken AB (publ))	$125,000,000	0	6.944444444%	6.944444444%
BAYERISCHE HYPO- UND VEREINSBANK AG	$100,000,000	0	5.555555556%	5.555555556%
DEUTSCHE SCHIFFSBANK AG	$85,000,000	0	4.722222222%	4.722222222%
FORTIS CAPITAL CORP.	$80,000,000	0	4.444444444%	4.444444444%
SUMITOMO MITSUI BANKING CORPORATION	$80,000,000	0	4.444444444%	4.444444444%
ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC	$60,000,000	0	3.333333333%	3.333333333%
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$ 40,000,000	0	2.222222222%	2.222222222%
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND	$40,000,000	0	2.222222222%	2.222222222%
CALYON	$40,000,000	0	2.222222222%	2.222222222%
ING BANK N.V., LONDON BRANCH	$40,000,000	0	2.222222222%	2.222222222%
Total:	$1,800,000,000	$0	100%	100%

SCHEDULE I
to
Credit Agreement

COMMITMENTS

Lender	Commitments
DnB NOR BANK ASA, NEW YORK BRANCH	$171,250,000
NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH	$171,250,000
CITIBANK, N.A.	$150,000,000
HSBC BANK USA NATIONAL ASSOCIATION	$150,000,000
LLOYDS TSB BANK PLC	$171,250,000
THE ROYAL BANK OF SCOTLAND PLC	$171,250,000
HSH NORDBANK AG	$125,000,000
Swedbank (FöreningsSparbanken AB (publ))	$125,000,000
BAYERISCHE HYPO- UND VEREINSBANK AG	$100,000,000
DEUTSCHE SCHIFFSBANK AG	$85,000,000
FORTIS CAPITAL CORP.	$80,000,000
SUMITOMO MITSUI BANKING CORPORATION	$80,000,000
ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC	$60,000,000
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$ 40,000,000
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND	$40,000,000
CALYON	$40,000,000
ING BANK N.V., LONDON BRANCH	$40,000,000
Total	$1,800,000,000

SCHEDULE II
to
Credit Agreement

LENDER ADDRESSES
INSTITUTIONS	ADDRESSES
DnB NOR BANK ASA, NEW YORK BANK, as Lead Arranger and Administrative Agent

200 Park Avenue, 31st Floor
New York, NY 10166
Attn: Nikolai Nachamkin/Tor Ivar Hansen
Telephone: 212-681-3863/3856
Facsimile: 212-681-3900
E-mail:   Nikolai.nachamkin@dnbnor.no
               Tor.ivar.hansen@dnbnor.no

NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH, as Lead Arranger and Bookrunner	437 Madison Avenue, 21st Floor New York, NY 10022 Attn: Martin Lunder/Anne Engen Telephone: 212 318 9634/9633 Facsimile: 212 421 4420 E-mail: Martin.lunder@nordea.com Anne.engen@nordea.com

CITIBANK, N.A., as Lead Arranger and Bookrunner

388 Greenwich St.
23rd Floor
New York, NY 10013
Attn: Charles R. Delamater/Elizabeth O'Hagan
Telephone: 212-816-5480/5448
Facsimile: 212-816-5429/646-291-1881
E-mail:   Charles.r.Delamater@citigroup.com
               Elizabeth.ohagan@citigroup.com

HSBC BANK USA NATIONAL ASSOCIATION, as Lead Arranger and Documentation Agent	425 Fifth Avenue, 5th Floor New York, NY 10018 Attn: Chris Warner/Bryan DeBroka Telephone: 212-525-8868/2581 Facsimile: 212-525-2469 E-mail: Chris.warner@us.hsbc.com Bryan.debroka@us.hsbc.com

LLOYDS TSB BANK PLC, as Lead Arranger

Lloyds TSB Bank plc
Ship Finance
Structured Asset Finance
25 Gresham Street
London EC2V 7HN, UK
Attn: Andy Longhurst/Helen Lewis
Telephone: 0044 207 356 3537/3544
Facsimile: 0044 207 356 2398
Email:    Andy.longhurst@lloydstsb.co.uk/
             Helen.Lewis@lloydstsb.co.uk

THE ROYAL BANK OF SCOTLAND PLC, as Lead Arranger

The Royal Bank of Scotland
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX
Attn: Matthew Forrest
Telephone: +44 20 7615 4641
Facsimile: +44 20 7615 0112
Email: Matthew.forrest@rbs.co.uk

HSH NORDBANK AG, as Co-Arranger

Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Germany
Attn: Uta Urbaniak/Frauke Hay
Telephone: 011 49 40 3333-10713/10150
Facsimile: 011 49 40 3333-34307
E-mail:   Uta.urbaniak@hsh-nordbank.com
               Frauke.hay@hsh-nordbank.com

Swedbank (FöreningsSparbanken AB (publ)), as Co-Arranger

Swedbank Shipping, E421
Regeringsgatan 13
SE-105 34 STOCKHOLM
Sweden
Attn: Dagobert Billsten / Karin Nilsson
Telephone: +46 8 5859 1690/3986
Facsimile: +46 8 723 7150
e-mail:   Dagobert.billsten@swedbank.com//               Karin.nilsson@swedbank.com

BAYERISCHE HYPO- UND VEREINSBANK AG, as Co-Arranger	Alter Wall 22 20457 Hamburg Attn: Silvana Nicolini/Martin Borchert Telephone: +49 40 3692 1725/2291 Facsimile: +49 40 3692 3696 Email: Silvana.Nicolini@hvb.de Martin.Borchert@hvb.de

DEUTSCHE SCHIFFSBANK AG, as Co-Arranger	Domshof 17 28195 Bremen Germany Attn: Malte Schulte-Trux Telephone: +49 421 3609 249 Facsimile: +49 421 3609-329 E-mail: Malte.Schulte-Trux@schiffsbank.com

FORTIS CAPITAL CORP., as Senior Manager

520 Madison Avenue
New York, New York 10022
Attention: Svein Engh/Trond Rokholt
Telephone: (212) 340 5371/5381
Facsimile: (212) 340 5370/5380
Email:    svein.engh@us.fortis.com
              trond.rokholt@us.fortis.com

SUMITOMO MITSUI BANKING CORPORATION, as Senior Manager	277 Park Avenue New York, New York 10172 Attention: William M. Ginn Telephone: (212) 224-4013 Facsimile: (212) 224-5222

ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC, as Senior Manager

120 New Cavendish Street, 3rd Floor
London W1W 6XX
Attention: James MacDonald
Telephone: + 44 (0) 207 907 3629
Facsimile: + 44 (0) 161 214 3484
Email:    james.macdonald@alliance-leicester.co.uk
               jane.hamilton@alliance-leicester.co.uk
               abdul.shahid@alliance-leicester.co.uk

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	Lower Baggot Street Dublin 2 Ireland Attention: John Hartigan Telephone: + 353 1 611 5379 Facsimile: +353 1 611 5411 Email: john.hartigan@boimail.com

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND	New Uberior House 11 Earl Grey Street Edinburgh EH3 9bN Attention: Russell Parker Telephone: +44 131 659 0321 Facsimile: +44 131 659 0387 Email: Russell_parker@bankofscotland.co.uk

CALYON

Broadwalk House
5 Appold Street
London EC2A 2DA
Attention: Oliver Hermanns/Jerome Duval
Telephone: +44 207 214 5986/5989
Facsimile: +44 207 214 6689
Email:    oliver.hermanns@uk.calyon.com
               jerome.duval@uk.calyon.com

ING BANK N.V., LONDON BRANCH	60 London Wall London EC2M 5TQ Attention: Patrick Young Telephone: + 44 (0) 207 7767 1000 Facsimile: +44 (0) 207 7767 7777 Email: Patrick.Young@uk.ing.com